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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE                   CONTACT:    W. Michael Smith
                                                    Executive Vice President and
                                                    Chief Financial Officer
                                                    (972) 301-2450
                                                    www.minorplanetusa.com


MINORPLANET SYSTEMS USA, INC. RETAINS DELOITTE & TOUCHE LLP

RICHARDSON, TEXAS, AUG. 14, 2002 - Minorplanet Systems USA, Inc. (NASDAQ: MNPL), a leading provider of telematics-based, fleet management solutions for commercial fleets, today reported that, as recommended by the audit committee, the board of directors has approved the engagement of, and the Company has engaged, Deloitte & Touche LLP as the company's independent accountants for fiscal year 2002.

ABOUT MINORPLANET SYSTEMS USA, INC.

Minorplanet Systems USA, Inc. (minorplanetusa.com) markets, sells and supports Vehicle Management Information(TM) (VMI(TM)), a state-of-the-art fleet management solution that contributes to higher customer revenues and improved operator efficiency. VMI combines global positioning system (GPS) and wireless vehicle telematics technologies to monitor vehicles, minute by minute, in real time. The company also markets, sells and supports a customized GPS-based fleet management solution for large fleets like SBC Communications, which has more than 37,000 installed vehicles.

Headquartered in Richardson, Texas, Minorplanet currently has a market presence in the Dallas/Fort Worth, Houston, Atlanta, Los Angeles and Austin, Texas, markets, with plans for other metro markets in the future.







"Minorplanet" is a federally registered trademark and service mark of Minorplanet Limited. "Vehicle Management Information," "VMI" and "Minorplanet Systems USA" are trademarks and service marks of Minorplanet Limited.

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                                                                       (MNPL290)